                                                                 EXHIBIT 10.20
                        APPROVED BY THE ATTORNEY GENERAL

STANDARD AGREEMENT                             CONTRACT NUMBER         AM.NO.
                                                   96MP031
STD. 2  (REV. 6-96)                           --------------------------------
                                               CONTRACTORS FEDERAL I.D. NUMBER
                                                   36-3338328
                                              --------------------------------

THIS AGREEMENT, made and entered into this 1st day of July, 1996, in the State of California, by and between State of California, through its duly elected or appointed, qualified and acting
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
TITLE OF OFFICER ACTING FOR STATE        AGENCY

Executive Director                       Managed Risk Medical Insurance Board, hereafter called the State and
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Managed Care Solutions, Inc.                                                        , hereafter called the Contractor.
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
WITNESSETH: That the Contractor for and in consideration of the covenants, conditions, agreements and stipulations of the State hereinafter expressed, does hereby agree to furnish to the State services and materials as follows:

(Set forth service to be rendered by Contractor, amount to be paid Contractor, time for performance or completion, and attach plans and specifications, if any.)

This Agreement is made for the purpose of providing targeted outreach services to women and families about the Access for Infants and Mothers Program, hereinafter referred to as AIM. This Agreement is entered into pursuant to Chapter 278, Statutes of 1991 and updated by Chapter 195, Statutes of 1994 (Part
6.3 of Division 2 of Insurance Code)

CONTINUED ON 16 SHEETS, EACH BEARING NAME OF CONTRACTOR AND CONTRACT NUMBER.
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        The provisions on the reverse side hereof constitute a part of this agreement. IN WITNESS WHEREOF, this agreement has been executed by the parties hereto, upon the date first above written.
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
        STATE OF CALIFORNIA                             CONTRACTOR
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
AGENCY                                          CONTRACTOR (if other than an individual,
                                                state whether a corporation, partnership, etc.)
Managed Risk Medical Insurance Board            Managed Care Solutions, Inc.
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BY (AUTHORIZED SIGNATURE)                       BY (AUTHORIZED SIGNATURE)
/s/ RICHARD FIGUEROA                            /s/ MICHAEL TWEEDELL
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PRINTED NAME OF PERSON SIGNING                  PRINTED NAME OF PERSON SIGNING
Richard Figueroa                                Michael Tweedell,
                                                Western Regional Vice President
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TITLE                                           ADDRESS
Deputy Director                                 8840 Complex Drive, #300, San Diego, CA 92123
==================================================================================================


AMOUNT ENCUMBERED BY       PROGRAM/CATEGORY (CODE AND TITLE)       FUND TITLE                    DEPARTMENT OF GENERAL
THIS DOCUMENT                                                                                      SERVICES USE ONLY

$619,752                        Local Assistance                    PIF
- - --------------------------------------------------------------------------------------------
PRIOR AMOUNT ENCUMBERED         (OPTIONAL USE)
FOR THIS DOCUMENT
- - --------------------------------------------------------------------------------------------          EXEMPT FROM DGS
TOTAL AMOUNT ENCUMBERED         ITEM            CHAPTER             STATUTE     FISCAL YEAR             APPROVAL PER
TO DATE                                                                                                SECTION 12696,
                                4280-309-602    199                 1996        96/97                  INSURANCE CODE
                                ------------------------------------------------------------
                                OBJECT OF EXPENDITURE (CODE AND TITLE)

$519,752                        0100-02200-751
- - ------------------------------------------------------------------------------------------------
I hereby certify upon my own personal           T.B.A. NO.                      B.R. NO.
knowledge that budgeted funds are available
for the period and purpose of the expenditure
stated above.
- - ------------------------------------------------------------------------------------------------
SIGNATURE OF ACCOUNTING OFFICER                 DATE
        /s/                                    7/24/96
================================================================================================
CONTRACTOR        STATE AGENCY           DEPT. OF GEN. SER.          CONTROLLER                        99    54245

MRMIB/Managed Care Solutions, Inc.                                 Page 2 of 11
Agreement #96MP031

I.      CONTRACTOR RESPONSIBILITIES

        A.      Outreach Duties

                The Contractor agrees to provide direct, targeted outreach services to potential subscribers of the AIM Program, and to businesses, service agencies, employee and other organizations which have contacts with potential subscribers. Specific services and service goals are contained in Exhibit A, entitled AIM Outreach Service Components, which is hereby made a part of this Agreement by this reference.

        B.      Program Goals

                The Contractor shall develop and implement outreach services using the following primary project goals:

                1. Improve knowledge of, and therefore access to, the AIM Program for potential eligibles, targeted toward areas with a high percentage of uninsured births.

                2. Improve knowledge of the AIM Program among local organizations and health providers who are in continuing contact with potentially eligible women and their families. This may include training key organizations to assist potential applicants in completing AIM Program applications.

        C.      Targeted Areas

                The Contractor shall focus outreach activities on those geographic target areas within its region identified by the State and the Contractor. The Contractor's region shall consist of San Diego and Imperial Counties. The Contractor shall review lists, to be provided by the State, of zip codes with high incidents of uninsured births, and using the Contractor's own experience and knowledge, update as needed, its list of target zip codes. The State retains the right to refocus the target areas within the Contractor's region, upon written notice to the Contractor. The Contractor is responsible on an ongoing basis, for informing the State of other, potential target areas, based on it's knowledge of the economic and social characteristics of it's region, to assist the State in better focusing efforts.

        D.      Outreach Materials

                Most printed outreach materials will be developed and provided by the State. However, any auxiliary materials developed by the Contractor in order to implement it's outreach plan, and which contain information on the AIM Program, are subject to prior review by the State. Such materials shall contain

MRMIB/Managed Care Solutions, Inc.                               Page 3 of 11
Agreement #96MP031


                a statement to the effect that production was funded under a contract with the State of California.

        E.      Bilingual Capacity

                The Contractor shall utilize staff who are bilingual in English and Spanish to perform actual outreach activities. The number of bilingual staff required is set forth in Exhibit A. The State may require the Contractor to utilize staff with other language capabilities in order to assure target goals. This will be implemented through an amendment to this Agreement if targeting in languages other than English and Spanish results in increased costs. Contractor shall have the capacity to translate Contractor developed materials into Spanish, and other required languages.

        F.      Progress Reports

                The Contract shall provide monthly progress reports to the State. Progress reports shall quantify and summarize outreach activities delivered during the prior month progress made toward developing uncompleted project services and activities and be accompanied by any supporting materials. The report shall be expressed in terms of the project objectives set forth in Exhibit A, in a format to be provided by the State. The State will be basing it's monthly payments on the timely submission and completeness of the reports.

        G.      Final Report

                The Contractor shall prepare a final report, after June 30, 1996, which will summarize the Contractor's activities back to the start of the project, and discuss and evaluate outreach activities and strategies which worked and did not work. The report is due one month after the completion of the Contract.

        H.      Coordination and Cooperation

                The Contractor shall cooperate as necessary with contractors selected in other regions, with Healthcare Alternatives Corporation, the AIM Program's enrollment contractor, MOB Media, the AIM Program's print media advertising agency, which is a subcontractor under this Agreement, and the Department of Health Service's Baby-Cal media outreach program. Contractor staff will attend a maximum of three all-contractor meetings, to be coordinated by the State, to exchange information and ideas.
                One will be held at the onset of the project, another will be held near the halfway point in this Agreement's term and a third will be held near the close of the Agreement's term. In addition, the Contractor shall coordinate AIM outreach activities throughout the development and implementation of outreach services under this Agreement.

MRMIB/Managed Care Solutions, Inc.                               Page 4 of 11
Agreement #96MP031


        I.      Subcontract Liaison

                The Contractor shall subcontract with MOB Media of Irvine, California to provide for print outreach, and shall be responsible for monitoring the Subcontractor, and reporting on MOB Medial's progress in the Monthly reports. Specific details are contained in Exhibit A.

        J.      Health Insurance

                The Contractor shall provide a health insurance benefit to all staff - both full and part-time, who are engaged in this project, and funded through this Agreement. Such coverage shall be consistent with the coverage provided Contractor employees in ongoing operations.

        K.      Liaison

                The Contractor shall provide a liaison person for the implementation of this Agreement, who shall also be entitled to deal with any disputes arising from carrying out the terms and conditions of this Agreement. The Contractor shall notify the State of any change of the liaison person in writing.

II.     STATE RESPONSIBILITIES

        A.      Provision of Materials

                The State will provide the Contractor with AIM Program application brochures, AIM information pamphlets, AIM one page mailers, the camera ready copy of the MOB Media advertising copy and any other printed statewide outreach materials developed by the State during the term of this Agreement. The State will review for approval any printed materials developed by the Contractor under this Agreement.

        B.      Training

                The State will provide as necessary, training for Contractor staff on the general scope, rules and eligibility criteria for the AIM Program, and provide the Contractor with any relevant changes to the Program during the term of this Agreement.

MRMIB/Managed Care Solutions, Inc.                                  Page 5 of 11
Agreement #96MP031

        C.      Coordination and Cooperation

                The State will assist the Contractor in coordinating activities with other contractors, and will organize the contractor coordination meetings.

        D.      Liaison

                The State shall provide a liaison person for the implementation of this Agreement, who shall also be entitled to deal with any disputes arising from carrying out the terms and conditions of this Agreement. The State will notify the Contractor of any change of the liaison person in writing.

III.    TERM OF AGREEMENT

                The term of this Agreement shall be from July 1, 1996 through June 30, 1997.

IV.     FISCAL PROVISIONS

        A.      Maximum Amount

                The maximum amount of this Agreement shall not exceed $619,752.

        B.      Payment Provisions

                The contractor shall be paid upon the satisfactory provision of services, monthly in arrears, for the actual cost of providing those services during the previous month. Payments shall be in accordance with Exhibit B, entitled Project Budget, which is hereby incorporated by reference. The Budget is divided into three major categories -- Personnel Services, Subcontracting and Support Services. The contractor may make changes as necessary to implement the Agreement, within each major category. However, shifting of funds from one category to another shall require prior State approval in writing.

        C.      Invoice Format

                The Contractor shall submit signed invoices on a monthly basis, on a format to be specified by the State. The invoices shall detail the actual expenses for the month, in accordance with Exhibit B, and identify the contract number. Invoices shall accompany the monthly progress report, and shall be sent to the following address:

                      Managed Risk Medical Insurance Board
                            818 K Street, Suite 200
                              Sacramento, CA 95814

MRMIB/Managed Care Solutions, Inc.                                  Page 6 of 11
Agreement #96MP031


        D.      Per Diem and Travel Expenses

                Any per diem, mileage and/or travel expenses allowable under this Agreement shall be paid at rates which do not exceed the rates allowed for non-represented employees of the Managed Risk Medical Insurance Board. The State will notify the Contractor of these rates and of any changes to the rates.

        E.      Prior To Fiscal Year

                It is mutually agreed between the parties that this Agreement may have been signed before ascertaining the availability of funds for the 1996/97 State Fiscal Year. This Agreement is valid and enforceable only if sufficient funds are made available through the State Budget for the purposes of this program. This Agreement is subject to any additional restrictions, limitations, or conditions enacted in statute by the State Legislature which may affect the provision, terms or funding of this Agreement in any manner. It is mutually agreed that if the State Legislature does not appropriate sufficient funds for this program, the Agreement shall be amended to reflect any reduction in funds and enrollment shall be curtailed by the State proportionately.

        F.      Quality and Financial Audits

                1. The Contractor shall maintain for three (3) years after final payment of this Agreement adequate books, accounts and records, and prepare all financial statements in accordance with Generally Accepted Accounting Principles unless otherwise noted in such information, and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over the Contractor, and permit employees or agents of the State at such reasonable times to inspect Contractor's facilities, and to examine, audit and make copies and memoranda of Contractor's books, accounts and records relating to this Agreement.

                2. The Contractor shall submit to the State a copy of it's most recent annual Certified Public Accountant (CPA) report. The CPA report shall be submitted to the state within thirty (30) calendar days of it's receipt by the Contractor.

                3. The State may make periodic audits, at it's expense, regarding the quantity and quality of services rendered under this Agreement, and the Contractor's fiscal management. The State may also audit and examine records and accounts which pertain directly or indirectly to the Contractor (including any parent organization). The Contractor shall

MRMIB/Managed Care Solutions, Inc.                                  Page 7 of 11
Agreement #96MP031


                        cooperate with such auditors; however, such audit shall not interfere with the administration of the Contractor.

                4. Audit review may be undertaken directly by the State, or by the Office of the State Auditor, or by third parties engaged by the State, including accountants, consultants and physicians. The Contractor shall cooperate fully with the State or any such third party in connection with such audit review.

                5. Any third party auditor shall not be involved in or be subsidiary to a business engaged in activities competitive to Contractor. The State and the State's auditor shall maintain the confidentiality of trade secret or proprietary information that may be disclosed or uncovered during the course of an audit.

                6. Contractor shall have the opportunity, prior to the release of the audit report, to review the draft and to include in the report it's responses to issues raised by the report.

V.      GENERAL PROVISIONS

        A.      Contract Modification

                This Agreement may be amended by mutual consent of both parties in writing.

        B.      Contract Termination

                1. This Agreement may be terminated by either party upon thirty (30) days' written notice to the other party.

                2. In addition to the State's right to terminate for convenience, the State may also terminate this Agreement, in whole or in part, should the Contractor default in performance and fail to rectify such default within a period of thirty (30) days after receipt from the State of a written notice specifying the nature of such default.

                3. The AIM Program has a capped appropriation, and therefore, a capped enrollment. If the State determines that AIM enrollment has reached its cap, the State has the discretion, upon fifteen days written notice, to either terminate or suspend this Agreement. During the suspension, the Contractor is under no obligation to do AIM outreach, and the State is under no obligation to pay, except for valid costs incurred prior to the suspension. The State shall lift the suspension if enrollment is reopened and the State determines the need for additional outreach.

MRMIB/Managed Care Solutions Inc.                                  Page 8 of 11
Agreement #96MP031


        C.      Public Assistance Hiring Preference

                If the maximum amount of this Agreement exceeds $200,000, the Contractor shall give priority consideration in filling vacancies for positions funded by this contract to recipients of California public assistance programs, in accordance with the criteria and exemption set forth in Section 10353 of the Public Contract Code, and Sections 11200 and 11349 of the Welfare and Institutions Code.

        D.      Non-Discrimination Compliance

                1. The Contractor's signature affixed hereon shall constitute a certification under penalty of perjury under the laws of the State of California that the Contractor has, unless exempted, complied with nondiscrimination program requirements of Government Code Section 12990 (a-f) and Title 2, California Administrative Code, Section 8103.

                2. The Non-Discrimination Clause (STD 17A) is attached as Exhibit C and made a part of this Agreement by this reference.

        E.      National Labor Relations Board Certification

                It is understood that the Contractor swears under penalty of perjury that no more than one final unappealable finding of contempt of court by a federal court has been issued against the Contractor within the immediately preceding two-year period because of the Contractor's failure to comply with an order of a federal court requiring the Contractor to comply with an order of the National Labor Relations Board.

        F.      Drug Free Workplace

                By signing this Agreement, the Contractor hereby certifies under penalty of perjury under the laws of the State of California that the Contractor will comply with the requirements of the Drug-Free Workplace Act of 1990 (Government Code Section 8350 et seq.) and will provide a drug free workplace by taking the following actions:

                (1) Publish a statement notifying employees that unlawful manufacture, distribution, dispensation, possession, or use of a controlled substance is prohibited and specifying actions to be taken against employees for violations.

                (2) Establish a Drug-Free Awareness program to inform employees about:

                        a.      The dangers of drug abuse in the workplace;

MRMIB/Managed Care Solutions Inc.                                Page 9 of 11
Agreement #96MP031


                        b. The organization's policy of maintaining a drug-free workplace;

                        c. Any available counseling, rehabilitation, and employee assistance programs; and,

                        d. Penalties that may be imposed upon employees for drug abuse violations.


                (3)     Every employee who works on the proposed contract will:

                        a. Receive a copy of the company's drug-free workplace policy statement; and,

                        b. Agree to abide by the terms of the company's statement as a condition of employment on the contract.


        G.      Confidentiality

                The Contractor shall protect the confidentiality of any income or medical information made known to the Contractor, by any potential program applicants met in the course of the project.


        H.      Copyright Protection

                Contractor agrees to grant to the State a royalty-free, nonexclusive and irrevocable license to publish, translate, reproduce, deliver, perform, dispose of and to authorize others to do so, all data, electronic data processing software, and all program forms and public informational materials, which are covered by copyright and were specifically developed by the Contractor for the implementation of this Agreement and funded by the State. Such license shall be effective only to the extent that the Contractor has the right to grant such license without becoming liable to pay compensation to others because of such grant.


        I.      Contractor Federal Employer/Contractor ID Number

                The Contractor is hereby notified of its responsibility to use the assigned Contractor Federal Identification Number contained on the front page of the Agreement on each subsequent contract entered into with the State of California.

MRMIB/Managed Care Solutions Inc.                               Page 10 of 11
Agreement #96MP031


        J.      Subcontracts

                The Contractor shall obtain prior written approval from the State before subcontracting any of the services delivered under this Agreement, which is not already part of the Agreement. Any subcontracting will be subject to all applicable provisions of this contract, and all applicable State and Federal regulations. The Contractor shall be held responsible by the State for the performance of any subcontractor.

        K.      Inventory of Equipment

                The State reserves title to all equipment of any kind purchased from, advanced, or reimbursed by, funds from the State, and not fully consumed in the performance of this Agreement. Inventory and disposition of such equipment is subject to the provisions of this paragraph, as well as paragraphs 1, 2, and 3 below:

                1. The Contractor shall, at the request of the State, submit an inventory of equipment purchased under this Agreement.

                2. At the termination of this Agreement, the Contractor shall provide a final inventory to the State and shall, at that time, query the State as to the State's requirements for returning said equipment. Final disposition of such equipment shall be at State expense and in accordance with State instructions issued immediately after the receipt of the final inventory.

                3. Before equipment purchases made by the Contractor are reimbursed by the State, the Contractor must submit copies of paid vendor receipts, identifying the purchase price, a description of the item, the serial number, model number and location of the equipment during the contract term. These receipts shall be attached to the Contractor's invoice for the month in which the equipment was purchased.

        L.      Minority/Women/Disabled Veterans Business Enterprises

                The Contractor is encouraged to identify and certify the use of minority and/or women owned business enterprises and disabled veteran business enterprises as subcontractors and/or suppliers by the Contractor in accordance with Section 10115 et seq. of the Public Contract Code. Copies of all such subcontracts relevant to this Agreement must be made available to the State by the Contractor upon a request by an authorized representative of the State. The Contractor understands that the State or its delegate will have the right to review, obtain and copy all records pertaining to performances of the contract, concerning the compliance with the Public Contract Code 10115, et seq. Contractor further agrees to maintain such records for a period of three (3) years after final

MRMIB/Managed Care Solutions Inc.                               Page 11 of 11
Agreement #96MP031


                payment under the contract. The Contractor agrees to provide the State with any relevant information requested and shall permit the State access to its premises upon reasonable notice during normal business hours for the purposes of interviewing employees and inspecting and copying such books, records, accounts, and other material that may be relevant to such compliance.

        M.      Americans With Disabilities Act

                By signing this contract, the Contractor assures the State that it complies with the Americans with Disabilities Act (ADA) of 1990, (42 U.S.C. 12101 et seq.), applicable regulations and guidelines issued pursuant to the ADA.

        N.      Reverse Side

                The reverse of STD 2, Standard Agreement, is hereby incorporated by this reference.

MRMIB/Managed Care Solutions Inc.                                 Exhibit A
Agreement #96MP031                                              Page 1 of 4


                        AIM OUTREACH SERVICE COMPONENTS

A.      Zip Code Targets
        Maintain and update the list of target zip codes, major shifts in the list are to be reviewed and approved by the State.

B.      Spanish Speaking Capability
        Utilize at least one Spanish/English speaking outreach worker, of the two budgeted for the project.

C.      Recontracts of Previous Sites
        Re-contract, educate, and provide updated materials to all organizations contracted during the first three phases of AIM outreach. The following is a brief summary of each phase.

        Phase One (July 1996 through October 1996) included: health care providers (clinics, public health centers, pregnancy, testing centers, hospitals, chiropractors, immunization programs, perinatal providers, EWIC, pediatric and obstetric nurses), Medi-Cal eligibility workers, PCN outreach workers, public health nurses and community representatives, media, daycare centers in target zip codes, small businesses (yogurt shops, Baltimore Bagels, infant and maternity resale stores), government offices (city & county libraries, EDD), schools and universities (head start, community colleges, SDSU and UCSD, vocational schools, city schools).

        Phase Two (November 1996 through February 1997) included: community agencies (churches, child care centers, women's resource centers, 800-number hotlines, pediatric and CHDP providers, PCN providers, substance abuse programs, smoking cessation programs, migrant education programs, adult education, non-profit human/health agencies), government agencies (INS, city and county recreation centers, DMV), small businesses and employer groups (chambers of commerce, business improvement districts, personnel/human resource associations, temporary agencies, chiropractors, hair and nail salons, restaurants, retail stores, children's stores, large franchises and corporations, employment training programs), media, specialized outreach (Latinos, African-Americans, Asians).

        Phase Three (March 1997 through June 1997) included: business and employer groups (pharmacies, grocery, retail, restaurants, hotels, caterers, resorts, theme parks, airlines, travel agents, port authority, business/trade associations, women-owned businesses, infant/maternity occupations, insurance agents), community agencies (Lamaze/parenting classes, adoption agencies, police departments, city newsletters, update city/county recreation centers and libraries, update DSS Medi-Cal workers), schools (PTA, update daycare centers, college health centers, newspapers, and specified college classes), health care providers (update community clinics, public health centers, pregnancy testing centers, hospitals, immunization programs, perinatal and

MRMIB/Managed Care Solutions, Inc.                                    Exhibit A
Agreement #96MP031                                                  Page 2 of 4


        pediatric providers/nurses), specialized outreach (minority owned businesses and professional groups).

D.      Computer Activities

        Enhance computer activities for more effective outreach.

        1. Create a computer database which encompasses all organizations contacted during the first three phases of AIM outreach for re-contact information, record keeping, tracking, etc.

        2. Utilize the Internet for computerized outreach to businesses, community organizations, and the media.


E.      Aim Training Workshops

        Develop and implement a series of AIM training workshops, modeled after workshops presented by California Health Collaborative, for the following groups: local health care providers, chiropractors, workshops held to blanket San Diego and Imperial Counties (Imperial, South Bay, North County, and San Diego med-city area). Additional workshops will be planned if an appropriate level of need/interest is recognized. The goals of the workshops are: to encourage targeted/invited groups to promote Aim to their clients/patients; to provide education and a forum for answering questions regarding the program; to demonstrate how to determine AIM eligibility, and to demonstrate how to assist clients completing the AIM application.



F.      Focused Training

        Conduct a formal education campaign for AIM providers, contracted health plans, and potential AIM enrollees.

        1. AIM Providers: Develop a provider booklet/manual which outlines the AIM program in detail. Indicate the proper procedure for assisting patients/potential enrollees with the AIM application and stress the importance of making appropriate selections (healthplan, provider) to insure they can continue to see that patient. Stress that AIM is not Medi-Cal and encourage them to make sure their office staff is aware and informing callers that they are AIM providers. Extend invitations to the physicians and office staff to attend a local AIM workshop and provide a phone listing of contracts for questions or problems.

        2. AIM Enrollees: Develop an enroller booklet/manual for new AIM enrollees which outlines the AIM program, how to make selections, and how managed care works (defining the terms HMO, PCP, etc. explaining such things as the referral process to a specialist, the difference between health plan and medical group, etc.) in addition, a listing of participating medical groups, including phone numbers and locations, will be provided. This booklet will be sent to the potentially eligible woman with her application and will allow her to make more informed choices.

        3. Contracted Health Plans: Contact the local representatives of the contracted AIM health plans for San Diego and Imperial Counties. Offer to conduct a formal

MRMIB/Managed Care Solutions, Inc.                                    Exhibit A
Agreement #96MP031                                                  Page 3 of 4


                presentation to educate their staff about the AIM Program and the application assistance fee. Invite representatives to the AIM training workshops and develop a detailed list of AIM provides. Note: If a change of health plan occurs, education regarding the new health plans, providers, and facilities will be a primary component of outreach efforts.

G.      Professional Associations

        Increase outreach to professional associations with special emphasis on insurance agents and human resource managers. Seek out appropriate professional conventions and networking opportunities for attendance and participation by AIM outreach workers. Invite the above groups to attend an AIM workshop to increase their understanding of the program and to further encourage them to promote the program to their clients and staff.

H.      Business

        Continue outreach to businesses with a special focus on the retail industry. Contact mall management companies to disseminate AIM information to store managers. Contact and work with the local company that organized traveling health fairs (providing health screenings, education, resources, etc.) and arrange for AIM to be included in lunch hour events at local business sites.

I.      Community Events

        Continue to seek out appropriate community events to assist in the promotion of the AIM Program in San Diego and Imperial Counties. Some examples would be: health fairs, children's events, community street fairs/festivals, networking receptions, appropriate conventions (human resource, insurance, women's issues etc.).

J.      Direct Media

        Continue an extensive AIM media campaign in San Diego and Imperial Counties. This would include the following:

        1. Re-contact all television stations with a proposed AIM news story using the contract renewal or change in health plan (if appropriate), as a new angle. In addition, ask that the previously submitted PSA be kept in rotation since the contract has been extended.

        2. Develop a new series of radio public service announcements to be submitted every six weeks to all stations in San Diego and Imperial Counties.

        3. Develop and submit a press release to all newspapers in San Diego and Imperial Counties. Capitalize on the contract renewal, change in health plan (if appropriate), and satisfaction survey as new angles for a story.

        4. Research other forms of media advertising and submit proposals to the State for approval to implement. Some ideas include: on screen movie theater ads, AIM advertisement on Cloud 9 Shuttle (commuter vans), AIM advertisements in Coaster station and/or on the San Diego commuter train.

MRMIB/Managed Care Solutions Inc.                                     Exhibit A
Agreement #96MP031                                                  Page 4 of 4


        5. Continue to contact organizations to encourage/request including AIM information and/or articles in their newsletter.

        6.      Develop custom AIM materials and advertisements as appropriate.

K.      Statewide Media Coordination

        1. Purchase, as directed by the State, statewide print media through MOB Media, Incorporated.

        2. Purchase a statewide computer generated super market/drug store computer generated check out coupon system, through MOB Media.

        3. The State will coordinate the scheduling of runs with the subcontractor.

L.      Outcomes Collection

        Collect contact and outcome data from the Contractor's own project and from the State to be used for ongoing evaluation on the project's strategies and the monthly report.

MRMIB/Managed Care Solutions Inc.                                     Exhibit B
Agreement #96MP031                                                       Page 1


                          AIM OUTREACH PROJECT BUDGET
                                    REGION 1
                           JULY 1, 1996-JUNE 30, 1997

A.      PERSONNEL COSTS
                                FTE     Annual Salary           Salary/Benefits

        Project Supervisor      0.15    63,000                   9,450
        Outreach Workers        2       35,500                  71,000
        Admin Support           0.1     31,500                   3,150

        Total Salaries                                          83,600
        Benefits and Employer Taxes (@24.5% of Salaries)        20,482

        Total Personnel Costs                                  104,082

B.      SUBCONTRACTOR COSTS

                MOB Media Print and Coupon

                Campaigns, Development and Buys:               454,752

C.      SUPPORT COSTS

        1.      Travel:
                  Mileage (1,000 miles per month @ .30 cents per mile      3,600
                  Lodging and Per Diem                                     1,000
        2.      Telephone Service                                          2,400
        3.      Supplies                                                   2,718
        4.      Computer Upgrades
                  Software                                                   900
                  Hardware Upgrade                                           800
        5.      Postage                                                    3,000
        6.      Photocopying & Printing                                    1,000
        7.      Supplies (for Outreach Workshops, etc.)                    2,500
        8.      Promotional Items                                          3,600
        9.      Paid Media Advertising                                     2,500
        10.     Exhibitor/Conference Fees                                  1,600
        11.     Prorated Office Space                                      6,900
                        (500 sq ft @ $1.15/sq ft)
        12.     Professional Associations                                    400
        13.     Professional Development                                     500
        14.     MCS, Inc. Indirect & Overhead                             27,500
                               Total Support Costs             $60,918
                                                               -------

TOTAL PROJECT BUDGET                                          $619,752

MRMIB/Managed Care Solutions, Inc.                                Attachment C
Agreement #96MP031


                            NONDISCRIMINATION CLAUSE
                                   (OCP - 1)

1. During the performance of this contract, contractor and its subcontractors shall not unlawfully discriminate, harass or allow harassment, against any employee or applicant for employment because of sex, race, color, ancestry, religious creed, national origin, physical disability (including HIV and AIDS), mental disability, medical condition (cancer), age (over 40), marital status, and denial of family care leave. Contractors and subcontractors shall insure that the evaluation and treatment of their employees and applicants for employment are free of such discrimination and harassment. Contractors and subcontractors shall comply with the provisions of the Fair Employment and Housing Act (Government Code, Section 12900 et seq.) and the applicable regulations promulgated thereunder (California Administrative Code, Title 2, Section 7285.0 et seq.). The applicable regulations of the Fair Employment and Housing Commission Implementing Government Code, Section 12990, (a-f), set forth in Chapter 5 of Division 4 of Title 2 of the California Code of Regulations are incorporated into this contract by reference and made a part hereof as if set forth in full. Contractor and its subcontractors shall give written notice of their obligations under this clause to labor organizations with which they have a collective bargaining or other agreement.

2. This contractor shall include the nondiscrimination and compliance provisions of this clause in all subcontractors to perform work under the contract.